CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 13, 2017, relating to the consolidated financial statements of Security Devices International, Inc. for the year ended November 30, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Toronto, Ontario, Canada	Chartered Accountants
March 28, 2018	Licensed Public Accountants